                                                                    EXHIBIT (3a)


                       RESTATED ARTICLES OF INCORPORATION

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              RUSSELL CORPORATION


                           Composite Restated Articles of Incorporation as adopted on April 28, 1982 and as amended through March 25, 2003.

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                              RUSSELL CORPORATION

         1.       The name of the corporation is Russell Corporation.

         2.       The period of its duration is perpetual.

         3. The purpose or purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, the manufacture and sale of textile products.

         4.       (a)      The aggregate number of shares of capital stock which
the corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, of which ten million (10,000,000) shares, par value $.01 per share, are to be preferred stock (hereinafter called "Preferred Stock"), and one hundred fifty million (150,000,000) shares, par value $.01 share, are to be common stock (hereinafter called "Common Stock").

                  (b) The Preferred Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the board of directors of the corporation as hereinafter provided.

         The board of directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Preferred Stock, to fix and determine, to the extent not fixed by the provisions hereinafter set forth, the relative rights and preferences of the shares of each series of Preferred Stock, including (but without limiting the generality of the foregoing) any of the following with respect to which the board of directors may make specific provisions:

                           (i)      the distinctive name and any serial
                  designations;

                           (ii) the annual dividend rate or rates and the dividend payment dates;

                           (iii) with respect to the declaration and payment of dividends upon each series of the Preferred Stock, whether such dividends are to be cumulative or noncumulative, preferred, subordinate or equal to dividends declared and paid upon other series of the Preferred Stock or upon any other shares of stock of the corporation, and the participating or other special rights, if any, of such dividends;

                           (iv) the redemption provisions, if any, with respect to any series, and, if any series is subject to redemption, the manner and time of redemption and the redemption price or prices;

                           (v) the amount or amounts of preferential or other payment to which any series of Preferred Stock is entitled over any other series of Preferred Stock or over the Common Stock on voluntary or involuntary liquidation, dissolution or winding-up, subject to the provisions set forth in paragraph (d)(ii) of this Article 4;

                           (vi) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series of Preferred Stock or for shares of the Common Stock;

                           (vii) any conversion, exchange, purchase or other privileges to acquire shares of any other series of Preferred Stock or of the Common Stock;

                           (viii)   the number of shares of such series; and

                           (ix) the voting rights, if any, of such series, subject to the provisions set forth in paragraph (d)(i) of this Article 4.

         Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

         Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, a statement setting forth a copy of the resolution or resolutions with respect to such series adopted by the board of directors of the corporation pursuant to the foregoing authority vested in the board of directors shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Alabama, or, if no statement is then so required, a certificate shall be signed and acknowledged on behalf of the corporation by its Chairman of the Board, President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or any Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Alabama and in such other place or places as the board of directors shall designate.

                  (c) The authority of the board of directors to provide for the issuance of any shares of the corporation's stock shall include, but shall not be limited to, authority to issue shares of stock of the corporation for any purpose and in any manner (including issuance pursuant to rights, warrants, or other options) permitted by law, for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the stock of another corporation or of all or part of the assets of another corporation or enterprise, irrespective of the amount by which the issuance of such stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

                  (d) The following relative rights and preferences of the capital stock of the corporation are fixed as follows:

                           (i)      Voting Rights.

                           (A) Common Stock. At all elections of directors of the corporation, and in respect of all other matters as to which the vote or consent of shareholders of the corporation shall be required to be taken, the holders of the Common Stock shall be entitled to one (1) vote for each share held by them.

                           (B) Preferred Stock. The holders of each series of the Preferred Stock shall have such voting rights as may be fixed by resolution or resolutions of the board of directors providing for the issuance of each such series.

                           (ii) Liquidation, Dissolution, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the assets of the corporation available for distribution to the shareholders (whether from capital or surplus) shall be distributed among those of the respective series of the outstanding Preferred Stock, if any, as may be entitled to any preferential amounts and among the respective holders thereof in accordance with the relative rights and preferences, if any, fixed and determined for each such series and the holders thereof by resolution or resolutions of the board of directors providing for the issue of each such series of the Preferred Stock; and after payment in full of the amounts payable in respect of the Preferred Stock, if any, the holders of any series of the outstanding Preferred Stock who are not entitled to preferential treatment pursuant to resolutions of the board of directors providing for the issue thereof and the holders of the outstanding Common Stock shall be entitled (to the exclusion of the holders of any series of the outstanding Preferred Stock entitled to preferential treatment pursuant to resolutions of the board of directors providing for the issue thereof) to share ratably in all the remaining assets of the corporation available for distribution to its shareholders.

                           A merger, consolidation or reorganization of the
                  corporation with or into one or more corporations, or a sale, lease or other transfer of all or substantially all the assets of the corporation, that does not result in the termination of the enterprise and distribution of the assets to shareholders, shall not be deemed to constitute a liquidation, dissolution or winding-up of the corporation within the meaning of this paragraph (d)(ii), notwithstanding the fact that the corporation may cease to exist or may surrender its Restated Articles of Incorporation.

                           (iii) Dividends and Other Distributions. Dividends on any stock of the corporation shall be payable only out of earnings, surplus or assets of the corporation legally available for the payment of such dividends and only as and when declared by the board of directors. The board of directors of the corporation may, from time to time, distribute to the shareholders of the corporation out of the capital surplus of the corporation a portion of the assets of the corporation to the extent and in the manner provided by law.

                           (e) The corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge and transfer or otherwise dispose of its own shares. Purchases by the corporation of its own shares, whether direct or indirect, may be made to the extent of unreserved and unrestricted earned surplus and capital surplus of the corporation available therefor.

                           (f) No holder of any share or shares of any class of stock of the corporation shall have any preemptive right to subscribe for any shares of stock of any class of the corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of stock of any class of the corporation now or hereafter authorized.

         5. The mailing address of the registered office of the corporation is Russell Corporation, P. 0. Box 272, Alexander City, Alabama 35010, and the name of its registered agent at such address is James D. Nabors.

         6. The number of directors constituting the present board of directors of the corporation is 11, and the names and addresses of the persons who are serving as directors until the next annual meeting of shareholders or until their successors are elected and qualify are as follows:

          NAME                                      ADDRESS

E. C. Gwaltney                           Russell Corporation
                                         P. 0. Box 272
                                         Alexander City, Alabama 35010

Dwight L. Carlisle, Jr.                  Russell Corporation
                                         P. 0. Box 272
                                         Alexander City, Alabama 35010

Frank K. Hall                            Russell Corporation
                                         P. 0. Box 272
                                         Alexander City, Alabama 35010

George W. Hardy                          Russell Corporation
                                         P. 0. Box 272
                                         Alexander City, Alabama 35010

Emil Hess                                Russell Corporation
                                         P. 0. Box 272
                                         Alexander City, Alabama 35010

H. Scott Howell                          Russell Corporation
                                         P. 0. Box 272
                                         Alexander City, Alabama 35010

Glenn Ireland, II                        Russell Corporation
                                         P. 0. Box 272
                                         Alexander City, Alabama 35010

          NAME                                   ADDRESS

Crawford T. Johnson, III               Russell Corporation
                                       P. 0. Box 272
                                       Alexander City, Alabama 35010

Finis Morgan                           Russell Corporation
                                       P. 0. Box 272
                                       Alexander City, Alabama 35010

Benjamin Russell                       Russell Corporation
                                       P. 0. Box 272
                                       Alexander City, Alabama 35010

John R. Thomas                         Russell Corporation
                                       P. 0. Box 272
                                       Alexander City, Alabama 35010

         7. The names and addresses of the original incorporators are as follows:

         NAME                                  ADDRESS

B. Russell                            Russell Corporation
                                      P. 0. Box 272
                                      Alexander City, Alabama 35010

T. C. Russell                         Russell Corporation
                                      P. 0. Box 272
                                      Alexander City, Alabama 35010

O. C. Thomas                          Russell Corporation
                                      P. 0. Box 272
                                      Alexander City, Alabama 35010

J. H. Henderson                       Russell Corporation
                                      P. 0. Box 272
                                      Alexander City, Alabama 35010

A. L. Harlan                          Russell Corporation
                                      P. 0. Box 272
                                      Alexander City, Alabama 35010

         8.       (a)      Number, Election and Terms. All corporate powers
shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors which, except as otherwise fixed by or pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, shall consist of not less than nine nor more than fifteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. At the annual meeting of shareholders of the corporation held in 1988, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of shareholders of the corporation to be held in 1989, the term of office of the second class of directors to expire at the annual meeting of shareholders of the corporation to be held in 1990 and the term of office of the third class of directors to expire at the annual meeting of shareholders of the corporation to be held in 1991. At each annual meeting of shareholders of the corporation following such initial classification and election, and except as otherwise so fixed by or pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and except as provided below in this Article 8 in the case of electing a successor to a director elected by the board of directors to fill a vacancy occurring in the membership of the board of directors, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the corporation after their election.

                  (b) Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director so elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders, at which time a director shall be elected to fill the unexpired portion of the term of office of the director whose successor was elected by the remaining directors. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless applicable law then permits such directorship to be filled by the affirmative vote of a majority of the remaining directors (even though less than a quorum of the board of directors). No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

                  (c) Continuance in Office. Notwithstanding the foregoing provisions of this Article 8, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

                  (d) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, without cause, but only by the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a director, or the entire board of directors, may be removed from office at any time, with cause in the manner provided by law.

                  (e) Amendment, Repeal, etc. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Restated Articles of Incorporation inconsistent with, this Article 8. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

         9.       Certain Provisions Respecting Business Combinations:

         Section 9.01. Definitions. For the purposes of this Article 9:

                  (a) An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                  (b) "Announcement Date" means, with respect to any Business Combination, the date of the first public announcement of such Business Combination.

                  (c) "Associate," when used to indicate a relationship with any person, means (i) any corporation or organization (other than the corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries.

                  (d)      A person shall be a "beneficial owner" of any Voting
Stock:

                           (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                           (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                           (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the corporation;

provided, however, that no director or officer of the corporation (nor any Affiliate or Associate of such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the "beneficial owner" of any shares of Voting Stock that are beneficially owned by any other such director or officer.

                  (e) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (l) of this Section 9.01, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by the Interested Shareholder through application of paragraph (d) of this Section 9.01, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (f) "Board" means the board of directors of the corporation.

                  (g) A "Business Combination" shall mean any one or more of the following:

                           (i)      any merger or consolidation of the
                  corporation or any Subsidiary with or into (A) any Interested Shareholder or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder; or

                           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                           (iii) the issuance, pledge, transfer or other disposition by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                           (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or an Affiliate of any Interested Shareholder; or

                           (v)      any reclassification of securities
                  (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities, or securities convertible into equity securities, of the corporation or any Subsidiary, including, without limitation, any class or series of Protected Stock, which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                           (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (v).

                  (h) "Consummation Date" means, with respect to any Business Combination, the date on which such Business Combination is effected.

                  (i) "Determination Date" means, with respect to any Interested Shareholder, the date on which such Interested Shareholder first became an Interested Shareholder.

                  (j) "Consummation Date" means any member of the Board who is not an Affiliate, nominee or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is a member of the Board and who is not an Affiliate, nominee or representative of the Interested Shareholder and was recommended or elected to succeed a Disinterested Director by a majority of Disinterested Directors on the Board at the time of such recommendation or election.

                  (k) "Fair Market Value" means (i) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange, Inc. Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or, if such stock is not listed on the New York Stock Exchange, Inc., on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question as reported by the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

                  (l) "Interested Shareholder" shall mean, in respect of any Business Combination, any person (other than the corporation or any wholly-owned Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any wholly-owned Subsidiary or any person organized, appointed or established by the corporation or any wholly-owned Subsidiary for or pursuant to the terms of any such plan) who or which, as of the date of the first public announcement of such Business Combination, or on the day immediately prior to the consummation of any such Business Combination:

                           (i) is the beneficial owner, directly or indirectly, of Voting Stock entitled to cast ten percent or more of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock in any vote of shareholders which may be taken pursuant to this
                  Article 9; or

                           (ii) is an Affiliate of the corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of Voting Stock then entitled to cast ten percent or more of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock in any vote of shareholders which may be taken pursuant to this Article 9; or

                           (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock of the corporation which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

provided, however, there shall be disregarded in determining whether a person is an

Interested Shareholder in respect of any Business Combination the beneficial ownership, both direct and indirect, of the voting power of the Voting Stock owned beneficially by such person or an ancestor of such person on March 9, 1988, which for purposes of this paragraph (l) shall include any beneficial ownership of Voting Stock resulting from stock splits (including reverse stock splits), stock dividends or recapitalizations of such Voting Stock occurring subsequent to March 9, 1988, unless such person has acquired subsequent to March 9, 1988, other than by gift, devise, bequest or intestate succession, beneficial ownership, either direct or indirect, of one percent (1%) or more of the voting power of the outstanding Voting Stock in addition to the Voting Stock beneficially owned by such person or such person's ancestor on March 9,1988.

                  (m) A "person" shall mean any individual, firm, corporation or other entity.

                  (n) "Protected Stock" means all Voting Stock and all other shares of capital stock of the corporation having, or which may have upon the happening of some contingency, the right to vote for the election of some or all of the directors of the corporation, regardless of whether at the time in question such shares then have a present right to so vote.

                  (o) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation.

                  (p) "Voting Stock" means, at any time, all shares of capital stock of the corporation entitled to vote generally in the election of directors, which shares shall be considered for the purpose of any vote required by this Article 9 as, and shall vote together in any such vote as, one class. In any vote required by this Article 9, the holder of each share of Voting Stock shall be entitled to cast with respect to such share the same number of votes as such holder could cast generally in the election of each director with respect to such share.

                  (q) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in clauses (i) and (ii) of paragraph (b) of Section 9.03 of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of outstanding Protected Stock retained by the holders of such shares.

         Section 9.02. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Restated Articles of Incorporation, and except as otherwise expressly provided in Section 9.03 of this Article 9, any Business Combination shall require the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage or separate class vote may be specified, by law or under the rules of, or in any agreement with, any United States securities exchange registered under the Securities Exchange Act of 1934, or any successor act thereto, on which any of the Voting Stock is listed, or otherwise.

         Section 9.03. When Higher Vote Is Not Required. The provisions of
Section 9.02 of this Article 9 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other Article of these Restated Articles of Incorporation, if all of the conditions specified in either of the following paragraphs (a) and (b) are met:

                  (a) Approval by the Disinterested Director. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority of the Disinterested Directors (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused or will cause the Interested Shareholder to become an Interested Shareholder).

                  (b) Price and Procedure Requirements. All of the following conditions shall have been met:

                           (i) Common Stock. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received by holders of the Common Stock of the corporation in such Business Combination, computed on a per share basis, shall be at least equal to the higher of the following:

                  (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by the Interested Shareholder (I) within the two-year period immediately prior to the Announcement Date or
                           (II) in the transaction or transactions by which the Interested Shareholder became an Interested Shareholder, as adjusted for any subsequent stock split, stock dividend; subdivision or reclassification with respect to the Common Stock, whichever is higher; or

                  (B) the Fair Market Value per share of the Common Stock on the Announcement Date or the Determination Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock, whichever is higher.

                           (ii) Protected Stock. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class of outstanding Protected Stock regardless of whether the Interested Shareholder has previously acquired any shares of a particular class of such Protected Stock shall be at least equal to the highest of the following:

                  (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Protected Stock acquired by the Interested Shareholders (I) within the two-year period immediately prior to the Announcement Date or (II) in the transaction or transactions by which the Interested Shareholder became an Interested Shareholder, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such Protected Stock, whichever is higher;

                  (B) the highest preferential amount per share to which the holders of shares of such class of Protected Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event; or

                  (C) the Fair Market Value per share of such class of Protected Stock on the Announcement Date or the Determination Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such Protected Stock, whichever is higher.

                           (iii) Form of Consideration. The consideration to be received by holders of a particular class or series of outstanding Protected Stock (including Common Stock) shall be in cash or in the same form paid by or on behalf of the Interested Shareholder for shares of such class of Protected Stock prior to the Consummation Date. If there have been varying forms of the consideration so paid for shares of any class of Protected Stock, the form of consideration to be received by the holders of such class of Protected Stock shall be either cash or the form used to acquire the largest number of shares of such class of Protected Stock previously so acquired.

                           (iv) Maintain Dividends. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the corporation; and (B) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock except as necessary to reflect any subdivision of the Common Stock, except as approved by a majority of the Disinterested Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors.

                           (v) Acquisition of Additional Shares. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except (A) as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder or
                  (B) in a transaction which would not result in any increase in the percentage of beneficial ownership by the Interested Shareholder of any class or series of Voting Stock.

                           (vi) No Disproportionate Benefits. After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (vii) Furnish Information. A proxy or information statement describing the proposed Business Combination' and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the corporation at least thirty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or any such subsequent provisions). Such proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Disinterested Directors, or any of them, may choose to make.

                           (viii) Absence of Certain Changes. Such Interested Shareholder shall not have made any substantial change in the business or equity capital structure of the corporation without the approval of a majority of the Disinterested Directors.

         Section 9.04. Powers of Board of Directors. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine for the purposes of this Article 9 on the basis of the information known to them after reasonable inquiry, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Interested Shareholder or is an Affiliate or Associate of another person, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (d) of Section 9.01 of this Article 9, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more, or (5) whether the requirements of paragraph (a) or (b) of Section 9.03 of this Article 9 have been met with respect to any Business Combination.

         Section 9.05. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         Section 9.06. No Fiduciary Duty Imposed on Board. The fact that any Business Combination complies with the foregoing sections of this Article 9 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         Section 9.07. Amendment, Repeal, Etc. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast in respect of all of the outstanding shares of Voting Stock shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Restated Articles of Incorporation inconsistent with, this Article 9.

         Each article set forth above amends the corresponding provision of the original Articles of Incorporation as theretofore amended, and the Restated Articles of Incorporation, which amend in its entirety the original Articles of Incorporation of the corporation and all amendments thereto, supercede the original Articles of Incorporation and all amendments thereto.

                                   APPENDIX I

         In accordance with the provisions of Articles 2 and 12 of Chapter 2A of Title 10 of the Code of Alabama of 1975 and the provisions of Article 4 of the Restated Articles of Incorporation, as amended, of Russell Corporation, an Alabama corporation, the Corporation hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation by action by written consent of said Board of Directors dated October 15, 1988:

                  "RESOLVED, that pursuant to the authority conferred upon the Board of Directors of Russell Corporation (the "Corporation") by
         Article 4 of the Restated Articles of Incorporation, as amended, of the Corporation (the "Restated Articles"), said Board of Directors hereby fixes and determines the voting rights and designations, preferences, qualifications, privileges, limitations, restrictions, options, and other special and relative rights of 1,150,000 shares out of the class of 10,000,000 shares of authorized preferred stock, par value $.01 per share (such class being the "Preferred Stock"), by establishing and designating an initial series of such Preferred Stock as follows:

                           SECTION 1. Designation. The distinctive serial
                  designation of this series of Preferred Stock shall be "1988 10% Cumulative Preferred Stock" (hereinafter the "1988 Preferred Stock"). Each share of 1988 Preferred Stock shall rank on a parity with or senior to any other series of Preferred Stock and senior to any "junior stock" (herein defined) as herein provided, in the payment of dividends and in the dissolution or winding up of the Corporation.

                           SECTION 2. Number of Shares. The 1988 Preferred Stock
                  shall consist of 1,150,000 shares, which number shall not be increased but may be decreased from time to time by a resolution or resolutions of the Board of Directors. Shares of 1988 Preferred Stock redeemed or purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of any one or more series other than the 1988 Preferred Stock.

                           SECTION 3. Dividends. (a) Up to and through June 30,
                  1992, the annual dividends payable on shares of 1988 Preferred Stock shall be $1.00 per share, payable in equal quarterly amounts on March 31, June 30, September 30 and December 31 in each year (each a "Dividend Payment Date") commencing December 31, 1988. The Corporation shall pay dividends on the 1988 Preferred Stock to the registered holders at the close of business on the 15th day of March, June, September and December next preceding the Dividend Payment Date. The amount of dividends payable for each dividend period and for any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months; provided, the quarterly dividend that is first paid on the 1988 Preferred Stock after the date of its issuance shall be equal to the amount, per share, of $0.25 less the amount, if any, not to exceed $0.25, that was paid or is payable with respect to the shares of the 1987 Preferred Stock of Quality Mills, Inc., a North Carolina corporation, that are, pursuant to the Plan and Agreement of Merger between the Corporation, a subsidiary thereof, and Quality Mills, Inc., converted into shares of the 1988 Preferred Stock, for the quarterly dividend period that commenced on the April 1, July 1, October 1 or January 1 that next preceded the date of the issuance of the 1988 Preferred Stock.

                           (b) On or before May 15, 1992 and on or before each May 15 thereafter, the Corporation (i) shall by action of the Board of Directors, establish the dividend rate for the 1988 Preferred Stock for the one-year period commencing July 1 (the "One-Year Period") of the year in which such dividend rate is established (the "Adjusted Dividend

                  Rate") and (ii) shall cause Written notice of the Adjusted Dividend Rate to be mailed to each person who was a registered holder of the 1988 Preferred Stock at the close of business on a date not more than five business days prior to the date of said notice. The dividend rate may be adjusted by the Corporation annually pursuant to this Section 3(b), but the Corporation may, in its sole discretion, elect not to make a change in the dividend rate in any year. In the event that the Corporation shall not make a change in the dividend rate, the dividend rate for the immediately preceding One-Year Period shall continue as the Adjusted Dividend Rate. The dividend rate in any year commencing on or after July 1, 1992, whether or not adjusted, need not reflect the current market conditions or interest rates prevailing at such times; provided, however, that the amount of the annual dividend established for the One-Year Periods commencing July 1, 1992 and July 1, 1993 shall not be lower than the amount that would be obtained by multiplying (i) the percentage interest rate being paid on one year certificates of deposit having no minimum denomination as generally announced by AmSouth Bank, N.A., Birmingham, Alabama, or any successor to the banking business of said bank, on the May 1 immediately preceding the beginning of each such One-Year Period, or if such May 1 is not a business day, on the next business day thereafter, by
                  (ii) $10.00.

                           (c)      Dividends on the shares of the 1988
                  Preferred Stock shall accrue and be cumulative from the first date of original issuance of any shares thereof. Such dividends shall be deemed to accrue from day to day regardless of whether or not the Corporation shall have funds or assets available for the payment of such dividends, but accumulation of dividends on shares of 1988 Preferred Stock shall not bear interest. The holders of 1988 Preferred Stock, in preference to the holders of any junior stock, shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available therefor, cumulative preferential cash dividends at the rate fixed or established in Section 3(a) or 3(b) hereof. No dividends shall be declared or paid or set apart for payment on any junior stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the 1988 Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends. When dividends are not paid in full upon the 1988 Preferred Stock and upon any other stock ranking on a parity as to dividends with the 1988 Preferred Stock, all dividends declared upon shares of the 1988 Preferred Stock and any other stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on the 1988 Preferred Stock and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of the 1988 Preferred Stock and such other stock bear to each other.

                           Except as provided in the preceding sentence, unless
                  full cumulative dividends on the 1988 Preferred Stock have been paid or sufficient funds for such payment set aside, no dividends (other than in Common Stock or another stock ranking junior to the 1988 Preferred Stock as to dividends and liquidation rights) may be declared or paid or set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on parity with the 1988 Preferred Stock as to dividends or liquidation rights, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the 1988 Preferred Stock as to dividends be redeemed or purchased (nor any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the 1988 Preferred Stock as to dividends and liquidation rights).

                           Any dividend on the 1988 Preferred Stock may be paid
                  by the Corporation's check mailed to the holders entitled thereto at their respective last addresses appearing on the Corporation's stock books.

                           SECTION 4. No Preemptive Rights. No holder of shares
                  of 1988 Preferred Stock shall be entitled as of right to subscribe for or purchase any additional or increased stock of the Corporation of any class, whether now or hereafter authorized, including treasury stock, or obligations convertible into any class of stock, or stock of any class convertible into stock of any other class, or obligations, stock or other securities carrying warrants or rights to subscribe to stock of the Corporation of any class, whether now or hereafter authorized, but any and all shares of stock, bonds, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants entitling the holders thereof to subscribe to stock, may be issued, sold or disposed of from time to time by authority of the Board of Directors of the Corporation to such persons, firms or corporations and for such consideration, as far as it may be permitted by law, as the Board of Directors shall from time to time determine.

                           SECTION 5. Liquidation Preference. In the event of
                  any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of 1988 Preferred Stock shall be entitled to be paid in full in an amount equal to $10.00 per share plus accrued and unpaid dividends to such distribution or payment date, whether or not earned or declared.

                           If, upon any liquidation, dissolution or winding up
                  of the Corporation, such payment shall have been made in full to holders of 1988 Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares, and the holders of 1988 Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, such payment shall not have been made in full to the holders of all outstanding shares of the 1988 Preferred Stock, the holders of the 1988 Preferred Stock and all other classes or series of stock of the Corporation ranking on a parity therewith in the distribution of assets shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they would otherwise be entitled. Nothing herein contained shall be deemed to prevent redemption of 1988 Preferred Stock by the Corporation in the manner provided in Sections 6 and 7 below. Neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of the foregoing provisions of this Section 5.

                           Written notice of any voluntary or involuntary
                  dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable shall be given in accordance with the procedures set forth in Section 6 below.

                           SECTION 6. Redemption at Option of Corporation. On or
                  after December 31, 1993, the Corporation may, at the option of the Board of Directors, redeem the then outstanding 1988 Preferred Stock, in whole or from time to time in part, upon not less than 30 nor more than 60 days' written notice to the persons who were registered holders of the 1988 Preferred Stock at the close of business on a date not more than five business days prior to the date of said notice at a price of $10.00 per share plus accrued and unpaid dividends to the date of redemption, whether or not earned or declared.

                           If less than all the outstanding shares of 1988
                  Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata in such manner as the Board of Directors shall deem fair and appropriate. Notice of every redemption of shares of the 1988 Preferred Stock, specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable, shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the stock books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner therein provided shall be conclusively presumed to have been given, whether or not the shareholder receives such notice, and failure to give such notice by mail, or any defect in such notice, to any holder of shares of 1988 Preferred Stock designated for redemption shall not affect the validity of the redemption of any other shares of 1988 Preferred Stock.

                           If notice of redemption shall have been duly mailed
                  and if, on or before the redemption date specified in the notice, the redemption price, together with accrued dividends to the date fixed for redemption, shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, and then, from and after the date of redemption so designated, notwithstanding that any certificate for shares of 1988 Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the dividends thereon shall cease to accrue and accumulate, and all rights with respect to the shares of 1988 Preferred Stock so called for redemption shall forthwith on the redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of the shares so redeemed, plus accrued dividends to the redemption date but without interest, upon surrender of their certificates for the 1988 Preferred Stock.

                           SECTION 7. Redemption at Option of Shareholders. The
                  1988 Preferred Stock shall be redeemable at the option of the holders thereof, in whole or in part, commencing on June 30, 1992 and on each June 30 thereafter at a price of $10.00 per share plus accrued and unpaid dividends to the date of the redemption payment, whether or not earned or declared. In order for the 1988 Preferred Stock to be redeemed pursuant to this Section 7, the redemption agent designated by the Board of Directors of the Corporation ("Redemption Agent") must receive at its office designated for such purpose on or before the June 15 (or, if such June 15 is not a business day, the next succeeding business day), but not earlier than the May 15 prior to the redemption date, b(i) such 1988 Preferred Stock certificate(s) with the form entitled "Notice of Election to Redeem" on the reverse of the certificate(s) duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth the name and address and telephone number of the shareholder of such 1988 Preferred Stock, the total number of shares represented by such certificate and the number of such shares to be redeemed, a statement that the option to elect redemption is being exercised thereby and a guarantee that the certificates representing the shares of 1988 Preferred Stock to be redeemed with the form entitled "Notice of Election to Redeem" on the reverse of such certificates duly completed will be received by Redemption Agent not later than five business days after the date of such telegram, telex, facsimile transmission or letter, (and such certificates and form duly completed are received by Redemption Agent by such fifth business day). Any such notice received by Redemption Agent on or after the May 16 preceding such June 15 shall be irrevocable.

                           This redemption option may be exercised by the
                  holders of the 1988 Preferred Stock for less than the entire number of shares owned, provided that a minimum of 100 shares or any whole multiple thereof are tendered for redemption, unless the shareholder owns fewer than 100 shares, in which case all shares owned by shareholder must be tendered for redemption. All questions as to the validity, eligibility (including time of receipt) and acceptance of any certificates for 1988 Preferred Stock for redemption and any notice of revocation will be determined by Redemption Agent, whose determination shall be final and binding.

                           So long as any shares of the 1988 Preferred Stock
                  shall be outstanding, the Corporation shall have appointed and shall maintain a Redemption Agent and shall advise any holder of the 1988 Preferred Stock, upon request, of the name and designated office of such Redemption Agent. The Board of Directors may remove any Redemption Agent so appointed at any time, but in such event, or in the event of any resignation of the appointed Redemption Agent or its failure or inability for any reason to act as such, the Board of Directors shall appoint a successor Redemption Agent. If at any time no Redemption Agent shall have been appointed and be acting as such, the Corporation itself shall be deemed the Redemption Agent and the Corporation's principal office shall be deemed the designated office of the Redemption Agent.

                           SECTION 8. Limitation on Redemption. Notwithstanding
                  Sections 6 and 7, the Corporation shall not be obligated to redeem the 1988 Preferred Stock at any time at which, and to the extent that, the Corporation is prohibited by applicable law from effecting such redemption; provided, that in such case, the Corporation shall redeem all shares of the 1988 Preferred Stock duly tendered for redemption as soon thereafter as such redemption is permitted by applicable law, and to the extent that redemption of less than all of the shares of 1988 Preferred Stock duly tendered for redemption is permitted by applicable law to be redeemed, the Corporation shall redeem such shares pro rata by holder.

                           SECTION 9. No Sinking Fund. The shares of 1988
                  Preferred Stock shall not be subject to the operation of a purchase or sinking fund.

                           SECTION 10. Voting Rights. Except as provided herein
                  and as otherwise provided by law, the holders of the 1988 Preferred Stock shall have no voting rights. If the equivalent of six quarterly dividends payable on the 1988 Preferred Stock, or on any other series of outstanding preferred stock of the Corporation ranking on a parity with the 1988 Preferred Stock as to dividends or liquidation rights, are in arrears, the number of directors holding office of the Corporation shall be increased by two and the holders of outstanding 1988 Preferred Stock, together with the holders of any other outstanding series of preferred stock having substantially identical voting rights (hereinafter "Other Preferred Stock"), voting as a single class without regard to series, shall be entitled to elect the additional two directors until all dividends in arrears have been paid in full to the end of the last preceding quarterly dividend period. When the voting rights of this Section 10 shall have vested in the holders of the 1988 Preferred Stock, a special meeting to elect the additional directors may be called by the Chairman of the Board or the President of the Corporation or by the holders of 25% or more of the classes of preferred stock affected. Such additional directors shall be nominated by the holders of the 1988 Preferred Stock and the holders of Other Preferred Stock, if any, and shall be elected by a plurality of the votes cast. Such limited voting rights shall not limit or restrict the right of the Corporation from time to time to increase or decrease the number of directors which the Corporation shall have.

                           Any director who shall have been elected pursuant to
                  this Section 10 shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of shareholders, and during such term may be removed at any time, either with or without cause, unless otherwise provided by law, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of the 1988 Preferred Stock and Other Preferred Stock given at a special meeting of such shareholders called for that purpose, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected pursuant to this Section 10 and the filling of the vacancy created thereby shall be held upon notice given by the Secretary of the Corporation within 10 days after receipt of a request therefor, signed by the holders of not less than 25% of the outstanding shares of the 1988 Preferred Stock and Other Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter upon the notice required for annual meetings of shareholders.

                           Any vacancy caused by the death or resignation of a
                  director who shall have been elected pursuant to this Section 10 may be filled only at a meeting called for such purpose. Such meeting shall be held upon notice given by the Secretary of the Corporation at the earliest practicable date after any such death or resignation and in any event within 10 days after receipt of a written request signed by the holders of record of at least 10% of the outstanding shares of 1988 Preferred Stock and Other Preferred Stock upon the notice required for annual meetings of shareholders.

                           If any meeting required by this Section 10 to be
                  called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the outstanding shares of 1988 Preferred Stock and Other Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders. Any person so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of shareholders to be called pursuant to these provisions.

                           Any meeting held pursuant to this Section 10 shall be
                  held at the place at which the last annual meeting of shareholders was held. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of all outstanding 1988 Preferred Stock and Other Preferred Stock shall be required to constitute a quorum; in the absence of a quorum a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

                           So long as any shares of the 1988 Preferred Stock are
                  outstanding (a) the Corporation shall not, either directly or indirectly, or through merger or consolidation with any other corporation, without the consent of the holders of at least two-thirds of the then outstanding shares of the 1988 Preferred Stock given in person or by proxy, either in writing or by vote at an annual meeting or a special meeting called for the purpose, amend, alter or repeal any of the provisions of the Charter of the Corporation or of this resolution so as to affect adversely the rights, powers or preferences of the 1988 Preferred Stock; and (b) the Corporation shall not, without the consent of the holders of at least two-thirds of the then outstanding shares of 1988 Preferred Stock given in person or by proxy, either in writing or by vote at an annual meeting or a special meeting called for that purpose, (i) create or authorize any additional class of stock ranking on a parity with or prior to the Preferred Stock in respect of dividends or distribution of assets on liquidation, (ii) increase the authorized amount of the Preferred Stock, (iii) create or authorize any series of the Preferred Stock ranking prior to the 1988 Preferred Stock in respect of dividends or distribution of assets on liquidation, or (iv) create or authorize any obligation or security convertible into or evidencing the right to purchase shares of stock of any additional class of stock ranking on a parity with or prior to the 1988 Preferred Stock in respect of dividends or distribution of assets on liquidation, or any series of the Preferred Stock ranking prior to the 1988 Preferred Stock in respect of dividends or distribution of assets on liquidation.

                           SECTION 11. Certain Definitions. As used herein with
                  respect to 1988 Preferred Stock, the following terms shall have the following meanings:

                           (a) The term "junior stock" shall mean (1) as used in Section 3 above, the Common Stock and any other class or series of stock of the Corporation over which 1988 Preferred Stock has preference or priority in the payment of dividends, and (2) as used in Section 5 above, the Common Stock and any other class or series of stock of the Corporation over which 1988 Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                           (b) The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                           (c) The term "Common Stock" shall mean the class of stock designated as the common stock of the Corporation at the date of the adoption of this resolution or any other class of stock resulting from successive changes or reclassification of the common stock.

                           (d) The term "business day" shall mean any day other than a Saturday, Sunday, legal holiday in the State of Alabama or day on which banks in the State of Alabama are generally closed for commercial banking business, and any payment of any dividend on the 1988 Preferred Stock or any redemption price thereof becoming due on any day which is not a business day may be made on the next following business day with the same effect as though made on such due date."

Article 10 was added to the Restated Articles of Incorporation by the Shareholders on April 26, 1995:


                  10. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article 10 and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article 10. Any repeal or modification of this Article 10 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation of the liability of a director of the corporation existing at the time of such repeal or modification.

                               RUSSELL CORPORATION
                       RESTATED ARTICLES OF INCORPORATION
                                     HISTORY


         The Restated Articles of Incorporation were adopted by the Shareholders on April 28, 1982.

         Article 4 of the Restated Articles of Incorporation was amended by the Shareholders at a Special Meeting on October 1, 1986.

         Article 4 of the Restated Articles of Incorporation was further amended by the Shareholders at the Annual Meeting on April 27, 1988.

         Article 8 of the Restated Articles of Incorporation was amended by the Shareholders at the Annual Meeting on April 27, 1988.

         Article 9 of the Restated Articles of Incorporation was added by the Shareholders at the Annual Meeting on April 27, 1988.

         Appendix I to the Restated Articles of Incorporation was adopted by the Directors on October 15, 1988 and amplifies Articles 4, as amended by the action on April 27, 1988.

         Article 10 of the Restated Articles of Incorporation was added by the Shareholders on April 26, 1995.